Exhibit 32.1

CERTIFICATION PURSUANT TO18
U.S.C. SECTION 1350,AS
ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                    In connection with the Quarterly Report of Sun City Industries, Inc. (the “Company”) on Form 10-QSB for the nine months ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tony Frudakis, President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                    (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                    (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 10, 2004 BY: /S/ Tony Frudakis —————————————— Tony Frudakis Principal Executive Officer and Principal Financial Officer